Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS

TEMPE, AZ – February 14, 2013 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter and year ended December 31, 2012.

Fourth Quarter Highlights

For the fourth quarter of 2012 compared to the fourth quarter of 2011:

•	Net sales decreased 1% to $1.3 billion.

•	Gross profit increased 1% to $180.4 million.

•	Gross margin increased approximately 20 basis points to 13.4%.

•	Earnings from operations decreased 13% to $36.6 million, or 2.7% of net sales.

•	The Company’s effective tax rate was 40.3% compared to 15.8%.

•	Net earnings decreased 40% to $20.8 million.

•	Diluted earnings per share decreased 41% to $0.46.

•	Excluding severance and restructuring expenses, net earnings and diluted earnings per share on a non-GAAP basis were $22.1 million and $0.49, respectively, in the fourth quarter of 2012.*

2012 Full Year Highlights

For the full year 2012 compared to the full year 2011:

•	Net sales remained flat at $5.3 billion.

•	Gross profit increased 1% to $719.7 million.

•	Gross margin increased approximately 20 basis points to 13.6%.

•	Earnings from operations increased 1% to $148.2 million, or 2.8% of net sales.

•	The Company’s effective tax rate was 35.9% compared to 29.3%.

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958

Insight Q4 2012 Results, Page 2	February 14, 2013

•	Net earnings decreased 7% to $92.8 million.

•	Diluted earnings per share decreased 5% to $2.07.

•

Excluding severance and restructuring expenses and the gain on bargain purchase of Inmac, net earnings and diluted earnings per share on a non-GAAP basis were $95.3 million and $2.13, respectively, in 2012.*

During the fourth quarter of 2012, the Company’s effective tax rate was higher than normal due to a lower mix of income earned in foreign jurisdictions, which have a lower statutory tax rate, and valuation allowances recorded in certain countries in EMEA. During the fourth quarter of the prior year, the Company recorded a tax benefit from a reorganization of certain of its foreign operations, primarily related to the recognition of foreign tax credits, which decreased the Company’s effective tax rate.

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

“Overall, 2012 was a productive year for our business. Market conditions were softer as macro-economic concerns globally led to lower capital spending for IT products, but we executed well in the environment; improving the overall profitability of our sales, investing strategically in sales and services resources, successfully integrating two acquisitions, and essentially completing our IT systems integration projects in Europe and North America,” stated Ken Lamneck, President and Chief Executive Officer. “We believe these actions will position us well as we head through 2013,” added Lamneck.

SEGMENT OVERVIEW

In North America, net sales were $908.3 million for the fourth quarter of 2012, down 2% compared to sales of $922.5 million for the fourth quarter of 2011. Net sales of software increased 8% year over year, while net sales of hardware and services decreased 5% and 21%, respectively. Gross profit of $117.6 million was also down 2% year to year, with gross margin decreasing to 12.9% from 13.1% in the fourth quarter of 2011. Selling and administrative expenses in North America in the fourth quarter of 2012 remained flat, decreasing $166,000, compared to the fourth quarter of 2011. During the fourth quarter of 2012, North America had $535,000, $336,000 net of tax, of severance and restructuring expenses compared to $464,000, $285,000 net of tax, during the fourth quarter of 2011. As a result, earnings from operations in North America decreased 10% year to year to $27.5 million, or 3.0% of net sales, in the fourth quarter of 2012, compared to $30.4 million, or 3.3% of net sales, in the fourth quarter of 2011.

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958

Insight Q4 2012 Results, Page 3	February 14, 2013

The Company’s EMEA operating segment reported net sales of $378.4 million for the fourth quarter of 2012, an increase of 2% in U.S. dollars compared to the fourth quarter of 2011. Excluding the effects of foreign currency movements, net sales increased 3% year over year. Results for the fourth quarter of 2012 include Inmac, which the Company acquired effective February 1, 2012. Net sales of hardware and services were up 24% and 37%, respectively, year over year, while net sales of software declined 7% year to year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware and services net sales increased 21% and 38%, respectively, while net sales of software declined 6% compared to the fourth quarter of 2011. Gross profit of $50.9 million was up 4% in U.S. dollars, also 4% excluding the effects of foreign currency movements, with gross margin increasing to 13.4% for the fourth quarter of 2012 from 13.2% in the fourth quarter of 2011. Selling and administrative expenses in EMEA in the fourth quarter of 2012 were up 13%, or $5.3 million, compared to the fourth quarter of 2011 in U.S. dollars and, excluding the effects of foreign currency movements, were up 14% year over year. During the fourth quarter of 2012, EMEA recorded severance and restructuring expenses of $1.3 million, $991,000 net of tax, compared to $163,000, $114,000 net of tax, reported for the fourth quarter of 2011. As a result, earnings from operations in EMEA decreased 53% year to year to $4.0 million, or 1.1% of net sales, in the fourth quarter of 2012 compared to $8.5 million, or 2.3% of net sales, in the fourth quarter of 2011.

The Company’s APAC operating segment reported net sales of $59.9 million for the fourth quarter of 2012, a decrease of 12% compared to the fourth quarter of 2011 in U.S. dollars, 15% excluding the effects of foreign currency movements. Gross profit was $12.0 million, an increase of 25% year over year in U.S. dollars, 21% excluding the effects of foreign currency movements, with gross margin increasing to 20.0% for the fourth quarter of 2012, an improvement of approximately 600 basis points compared to 14.0% in the fourth quarter of 2011. Selling and administrative expenses in APAC increased $653,000, or 11%, year over year in U.S. dollars, 8% excluding the effects of foreign currency movements. As a result, earnings from operations in APAC increased 52% year over year to $5.1 million, or 8.5% of net sales, in the fourth quarter of 2012 compared to $3.4 million, or 4.9% of net sales, in the fourth quarter of 2011.

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current period.

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.

UPDATED GUIDANCE

For the full year of 2013, the Company expects the global IT market to grow in the low single digit range, with trends improving throughout the year. The Company expects its business to grow slightly faster than the market as it continues to invest in its sales force and expand its capabilities into key markets. For the full year of 2013, the Company expects diluted earnings per share to be between $2.22 and $2.32.

This outlook includes:

•	The adverse effect on gross profit of previously announced partner program changes in the Company’s software category, which is estimated to be between $8 and $12 million;

•	an effective tax rate of 36% to 38%;

•	the completion of a share repurchase program of up to $50 million in the first half of the year; and

•	capital expenditures of $18 to $22 million.

This outlook excludes severance and restructuring expenses.

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958

Insight Q4 2012 Results, Page 4	February 14, 2013

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss fourth quarter and full year 2012 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 92525863.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures exclude severance and restructuring expenses in 2012 and 2011, a gain on bargain purchase in 2012, and the tax effect of these items, as well as a tax benefit from a reorganization of certain foreign operations in 2011. The Company excludes these charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958

Insight Q4 2012 Results, Page 5	February 14, 2013

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,			Years Ended December 31,
	2012	2011	% change	2012	2011	% change
Insight Enterprises, Inc.
Net sales	$1,346,675	$1,360,353	(1%)	$5,301,441	$5,287,228	—
Gross profit	$180,393	$178,983	1%	$719,676	$709,157	1%
Earnings from operations	$36,580	$42,225	(13%)	$148,153	$147,383	1%
Net earnings	$20,767	$34,654	(40%)	$92,763	$100,235	(7%)
Diluted EPS	$0.46	$0.78	(41%)	$2.07	$2.18	(5%)

North America
Net sales	$908,295	$922,537	(2%)	$3,626,357	$3,672,492	(1%)
Gross profit	$117,554	$120,539	(2%)	$478,522	$476,776	—
Earnings from operations	$27,490	$30,378	(10%)	$116,054	$107,585	8%

EMEA
Net sales	$378,438	$369,435	2%	$1,463,607	$1,398,421	5%
Gross profit	$50,874	$48,882	4%	$203,845	$198,073	3%
Earnings from operations	$3,981	$8,487	(53%)	$20,383	$30,106	(32%)

APAC
Net sales	$59,942	$68,381	(12%)	$211,477	$216,315	(2%)
Gross profit	$11,965	$9,562	25%	$37,309	$34,308	9%
Earnings from operations	$5,109	$3,360	52%	$11,716	$9,692	21%

	North America			EMEA			APAC
	Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,
Sales Mix	2012	2011	% change*	2012	2011	% change*	2012	2011	% change*
Hardware	60%	62%	(5%)	34%	28%	24%	2%	1%	416%
Software	35%	32%	8%	64%	70%	(7%)	94%	97%	(15%)
Services	5%	6%	(21%)	2%	2%	37%	4%	2%	42%

	100%	100%	(2%)	100%	100%	2%	100%	100%	(12%)

	North America			EMEA			APAC
	Years Ended December 31,			Years Ended December 31,			Years Ended December 31,
Sales Mix	2012	2011	% change*	2012	2011	% change*	2012	2011	% change*
Hardware	62%	64%	(4%)	37%	31%	23%	2%	1%	193%
Software	32%	30%	7%	61%	67%	(4%)	94%	96%	(4%)
Services	6%	6%	(13%)	2%	2%	17%	4%	3%	15%

	100%	100%	(1%)	100%	100%	5%	100%	100%	(2%)

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958

Insight Q4 2012 Results, Page 6	February 14, 2013

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expectations for growth in the global information technology (“IT”) market and the Company’s business and the Company’s expected 2013 diluted earnings per share, and the assumptions relating thereto, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011:

•	the Company’s reliance on partners for product availability and competitive products to sell as well as the Company’s competition with its partners;

•	the Company’s reliance on partners for marketing funds and purchasing incentives;

•	disruptions in the Company’s IT systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s IT systems;

•	general economic conditions;

•	the security of the Company’s electronic and other confidential information;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;

•	changes in the IT industry and/or rapid changes in product standards;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the variability of the Company’s net sales and gross profit;

•	the risks associated with the Company’s international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;

•	the Company’s dependence on key personnel; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	TEL. 480-333-3390	TEL. 480-333-3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958

Insight Q4 2012 Results, Page 7	February 14, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Net sales	$1,346,675	$1,360,353	$5,301,441	$5,287,228
Costs of goods sold	1,166,282	1,181,370	4,581,765	4,578,071

Gross profit	180,393	178,983	719,676	709,157
Operating expenses:
Selling and administrative expenses	141,952	136,131	565,206	556,689
Severance and restructuring expenses	1,861	627	6,317	5,085

Earnings from operations	36,580	42,225	148,153	147,383
Non-operating (income) expense:
Interest income	(340)	(392)	(1,468)	(1,686)
Interest expense	1,351	1,718	6,101	6,927
Gain on bargain purchase	—	—	(2,022)	—
Net foreign currency exchange loss (gain)	409	(605)	(463)	(1,136)
Other expense, net	385	349	1,337	1,589

Earnings before income taxes	34,775	41,155	144,668	141,689
Income tax expense	14,008	6,501	51,905	41,454

Net earnings	$20,767	$34,654	$92,763	$100,235

Net earnings per share:
Basic	$0.47	$0.79	$2.09	$2.20

Diluted	$0.46	$0.78	$2.07	$2.18

Shares used in per share calculations:
Basic	44,571	43,891	44,413	45,474

Diluted	45,003	44,434	44,834	46,021

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958

Insight Q4 2012 Results, Page 8	February 14, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$152,119	$128,336
Accounts receivable, net	1,371,356	1,208,276
Inventories	100,896	114,763
Inventories not available for sale	31,249	43,816
Deferred income taxes	16,387	17,344
Other current assets	29,543	23,144

Total current assets	1,701,550	1,535,679
Property and equipment, net	143,513	140,705
Goodwill	26,257	26,257
Intangible assets, net	47,405	59,021
Deferred income taxes	64,013	70,771
Other assets	18,765	25,178

	$2,001,503	$1,857,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$982,611	$882,384
Accrued expenses and other current liabilities	158,621	178,749
Current portion of long-term debt	602	1,017
Deferred revenue	40,287	47,012

Total current liabilities	1,182,121	1,109,162
Long-term debt	80,000	115,602
Deferred income taxes	2,312	1,186
Other liabilities	31,779	34,829

	1,296,212	1,260,779

Stockholders’ equity:
Preferred stock	—	—
Common stock	446	439
Additional paid-in capital	369,300	360,370
Retained earnings	315,888	223,125
Accumulated other comprehensive income – foreign currency translation adjustments	19,657	12,898

Total stockholders’ equity	705,291	596,832

	$2,001,503	$1,857,611

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958

Insight Q4 2012 Results, Page 9	February 14, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net earnings	$92,763	$100,235
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	41,177	39,139
Provision for losses on accounts receivable	4,195	4,267
Write-downs of inventories	3,089	6,830
Write-off of property and equipment	596	1,390
Non-cash stock-based compensation	8,548	7,919
Gain on bargain purchase	(2,022)	—
Excess tax benefit from employee gains on stock-based compensation	(1,966)	(1,809)
Deferred income taxes	8,978	4,552
Changes in assets and liabilities:
Increase in accounts receivable	(141,182)	(78,883)
Decrease (increase) in inventories	27,477	(8,247)
(Increase) decrease in other current assets	(5,816)	25,895
Decrease (increase) in other assets	9,207	(12,107)
Increase in accounts payable	56,442	45,205
Decrease in deferred revenue	(11,196)	(17,926)
Decrease in accrued expenses and other liabilities	(22,848)	(735)

Net cash provided by operating activities	67,442	115,725

Cash flows from investing activities:
Acquisitions, net of cash acquired	(3,831)	(13,769)
Purchases of property and equipment	(30,152)	(27,093)

Net cash used in investing activities	(33,983)	(40,862)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	803,953	1,314,500
Repayments on senior revolving credit facility	(885,953)	(1,289,500)
Borrowings on accounts receivable securitization financing facility	581,000	90,000
Repayments on accounts receivable securitization financing facility	(534,000)	(90,000)
Payments on capital lease obligation	(1,017)	(997)
Net borrowings (repayments) under inventory financing facility	22,900	(41,179)
Payment of deferred financing fees	(2,777)	—
Proceeds from sales of common stock under employee stock plans	2,641	37
Excess tax benefit from employee gains on stock-based compensation	1,966	1,809
Payment of payroll taxes on stock-based compensation through shares withheld	(3,288)	(2,697)
Repurchases of common stock	—	(50,000)

Net cash used in financing activities	(14,575)	(68,027)

Foreign currency exchange effect on cash flows	4,899	(2,263)

Increase in cash and cash equivalents	23,783	4,573
Cash and cash equivalents at beginning of year	128,336	123,763

Cash and cash equivalents at end of year	$152,119	$128,336

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958

Insight Q4 2012 Results, Page 10	February 14, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Consolidated Earnings from Operations:
GAAP	$36,580	$42,225	$148,153	$147,383
Severance and restructuring expenses	1,861	627	6,317	5,085

Non-GAAP	$38,441	$42,852	$154,470	$152,468

Consolidated Net Earnings:
GAAP	$20,767	$34,654	$92,763	$100,235
Severance and restructuring expenses, net of tax	1,327	399	4,264	3,358
Gain on bargain purchase, net of tax	—	—	(1,699)	—
Tax benefits from the reorganization of certain foreign operations	—	(6,802)	—	(6,802)

Non-GAAP	$22,094	$28,251	$95,328	$96,791

Consolidated Diluted EPS:
GAAP	$0.46	$0.78	$2.07	$2.18
Severance and restructuring expenses, net of tax	0.03	0.01	0.10	0.07
Gain on bargain purchase, net of tax	—	—	(0.04)	—
Tax benefits from the reorganization of certain foreign operations	—	(0.15)	—	(0.15)

Non-GAAP	$0.49	$0.64	$2.13	$2.10

North America Earnings from Operations:
GAAP	$27,490	$30,378	$116,054	$107,585
Severance and restructuring expenses	535	464	2,834	2,380

Non-GAAP	$28,025	$30,842	$118,888	$109,965

EMEA Earnings from Operations:
GAAP	$3,981	$8,487	$20,383	$30,106
Severance and restructuring expenses	1,326	163	3,483	2,705

Non-GAAP	$5,307	$8,650	$23,866	$32,811

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Insight Enterprises, Inc.          6820 South Harl Avenue          Tempe, Arizona 85283          480-902-1001          FAX 480-760-8958